UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

Effective February 28, 2024, the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”), appointed Blair Jordan as a member of the Board of Directors (“Board”), to fill one of the vacancies on the Board (the “Appointee” and the “Appointment”), which Appointment was effective as of the same date. Mr. Jordan was appointed as a Class II director, and will serve until the Company’s 2024 Annual Meeting of Stockholders, until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

At the same time, the Board, pursuant to the power provided to the Board by the Company’s Second Amended and Restated Certificate of Incorporation, as amended, set the number of members of the Board at four (4) members, temporarily, while the Board continues to look for qualified independent members of the Board to fill prior director vacancies.

The Board of Directors determined that Mr. Jordan was “independent” pursuant to the rules of the Nasdaq Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Mr. Jordan is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Offer Letter (discussed and described below), and there are no arrangements or understandings between Mr. Jordan and any other person pursuant to which Mr. Jordan was selected to serve as a director of the Company, nor is Mr. Jordan a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company plans to enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Jordan in connection with his appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Jordan under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-217475), as amended, on April 26, 2017. The Indemnification Agreement will be identical in all material respects to the indemnification agreements entered into with other Company directors.

There are no family relationships between any director or executive officer of the Company, including Mr. Jordan.

Mr. Jordan was also appointed by the Board as a member of the Board’s (a) Audit Committee; (b) Compensation Committee; (c) Nominating and Corporate Governance Committee; and (d) Risk, Safety and Regulatory Committee, as Chairperson of the Company’s Strategy and Alternatives Committee, and as Lead Independent Director.

In connection with his appointment to the Board and on February 24, 2024, to be effective upon his appointment to the Board, the Company entered into an offer letter with Mr. Jordan (the “Offer Letter”). The Offer Letter provides for Mr. Jordan to be paid $40,000 per year as an annual retainer fee for serving on the Board, $10,000 per year for serving as the Chairman of the Strategic and Alternatives Committee, and $15,000 per year for serving as the Lead Director. The Company agreed to make an initial fee payment of $7,500 (the “Initial Payment”) to Mr. Jordan in connection with his appointment to the Board, and subsequent fee payments quarterly in arrears, and pro-rated for partial quarters. A total of one half of such aggregate cash compensation will be accrued until such time as the Company raises an aggregate of $1 million from any source, including but not limited to debt and/or equity raises, quasi-equity raises, receipt of insurance proceeds, litigation proceeds, and corporate transactions.

The foregoing summary of the material terms of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference in this Item 5.02.

Biographical information for Mr. Jordan is provided below:

Blair Jordan, age 55

Mr. Jordan is an experienced senior executive and corporate director with experience in both private and public companies across a variety of sectors. Mr. Jordan currently serves as Co-Founder and Chief Executive Officer of HighMont Advisors Inc., a Vancouver-based, globally focused strategy and finance consulting company, specializing in helping clients facing corporate transition; advisory services offered include mergers and acquisitions (M&A), public and private financing, turnaround and restructuring, corporate and business development, positions he has held since January 2020. Mr. Jordan also serves as a senior advisor at Evans & Evans, Inc., a Vancouver based strategic finance consulting and advisory firm, a position he has held since October 2023.

Mr. Jordan has extensive public company Board of Directors experience, including in his current roles as a member of the Board of Directors and Audit Committee of Minas Metals Ltd. (CSE:MINA); a member of the Board of Directors and Audit Committee, Governance Committee and Compensation Committee of Goldgroup Mining Inc. (TSX:GG); a member of the Board of Directors, Chairman of the Audit Committee and Governance Committee, and member of the Compensation Committee of Standard Uranium Ltd. (TSXV:STND); and a member of the Board of Directors and Audit Committee of Timeless Capital Corp. (TSXV:TMC). Mr. Jordan also serves on various private company Board of Directors.

Mr. Jordan served as Chief Financial Officer of HeyBryan Media Inc. (CSE: HEY), a peer-to-peer marketplace app connecting independent contractors to consumers with everyday home maintenance needs, from October 2019 to November 2020. Prior to that he served in several roles with Ascent Industries Corp. (“Ascent”), including Vice President of Corporate Development (January 2018 – July 2018); Chief Financial Officer (August 2018 – April 2019); and Interim Chief Executive Officer (November 2018 – April 2019), where he led the company’s go-public listing and financing transactions. Mr. Jordan was Interim CEO, CFO, and a director of Ascent, when on March 1, 2019, the Supreme Court of British Columbia issued an order granting Ascent’s application for creditor protection under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”). On April 26, 2019, Mr. Jordan resigned as an officer and director of Ascent. On May 5, 2020, the receivership was terminated by the court.

Between 2012 and 2017, Mr. Jordan served as Managing Director and Corporate Director with Echelon Wealth Partners Inc., an investment banking fund in the technology, biotech and diversified industries fields. Mr. Jordan also worked for Credit Suisse Group for nearly ten years in roles that included Leveraged Finance/Restructuring in Europe, Principal Investing in New York, as well as Special Situations and Convertible Bonds in Asia. Prior to Credit Suisse, Mr. Jordan was a corporate and securities lawyer with Bennett Jones LLP.

His management experience also includes working as CFO and CEO of public companies, and director at a global investment bank. His board experience includes roles at a Canadian investment bank, health sciences companies, mineral exploration and production companies (uranium and gold), an ultra-low cost airline and a Capital Pool Corporation.

Mr. Jordan holds an MBA from The University of Chicago Booth School of Business, with concentrations in Accounting, Finance, Entrepreneurship and International Business. He also has an LL.B from the University of British Columbia where he focused on corporate and securities law, and a BA from the University of Victoria in British Columbia.

We have concluded that Mr. Jordan is well qualified to serve on our Board of Directors based upon his significant business experience, including his background in restructuring, mergers and acquisitions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Offer Letter between 180 Life Science Corp. and Blair Jordan (director) dated February 24, 2024 and effective February 28, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: February 29, 2024	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

4